Mangosoft Settles Pending Patent Litigation

NASHUA, N.H.--(BUSINESS WIRE)--MANGOSOFT of Nashua, NH (OTC: BB: MGOF), a developer of Internet-enabling business software solutions, today announced that it has entered into an agreement to settle its pending patent litigation with Skype Technologies SA, Skype Software SARL and eBay Inc. The case, titled Mangosoft Intellectual Property, Inc. v. Skype Technologies, S.A. et al., Civil Action No. 2:06CV-390 TJW, is pending in the United States District Court for the Eastern District of Texas. The parties have filed a motion with the Court to dismiss the case.

Contacts

For Mangosoft
Dale Vincent, 603-324-0400